Exhibit 99.2

Epizyme Unveils Corporate Strategy to Guide Efforts over Next Five Years

CAMBRIDGE, Mass. - March 9, 2016 - Epizyme, Inc., (NASDAQ:EPZM) a clinical stage biopharmaceutical company creating novel epigenetic therapies for patients with cancer, today announced its corporate vision and strategy through 2020. During the next five years, Epizyme will focus on four transformative activities:

•	Transitioning to a commercial-stage organization through the global launch of tazemetostat in patients with non-Hodgkin lymphoma (NHL) and in patients with certain genetically defined solid tumors;

•	Expanding the clinical program for tazemetostat to support its utilization in earlier lines of therapy, in combination regimens, and in at least five new tumor types;

•	Growing the pipeline, with at least three new oncology product candidates in clinical development and a robust set of preclinical assets behind those; and,

•	Further establishing the company’s leadership in the field of epigenetics and chromatin remodeling in oncology and beyond to enable long-term, sustainable business growth.

“Our entire company is driven by our vision of rewriting cancer therapy through targeted medicines for patients with unsolved diseases,” said Robert Bazemore, President & Chief Executive Officer. “Epizyme is committed to scientific excellence and pipeline innovation, which has allowed us to become the leading company in the discovery and development of epigenetic therapies in oncology. We have a clear set of priorities for 2016 designed to position us to deliver for patients and our stakeholders over the short, intermediate, and long term.”

Accelerating Tazemetostat Registration

Epizyme is focused on a number of critical activities intended to accelerate the development of tazemetostat, aiming to bring it patients who may benefit as quickly as possible. Tazemetostat has demonstrated the potential to treat both hematologic malignancies and solid tumors, which laid the foundation for its aggressive development plan. Epizyme is currently evaluating tazemetostat in multiple global registration-supporting clinical trials, including a phase 2 five-arm study in patients with NHL, a phase 2 three-arm study in adult patients with certain genetically defined solid tumors, and a phase 1 dose-escalation and expansion study in pediatric patients with genetically defined solid tumors. Planned activities include:

•	Accelerating enrollment in the ongoing tazemetostat clinical trials through expansion into the U.S. and other countries, doubling the number of trial sites for the NHL study, and opening up to 45 trial sites for the genetically defined solid tumor studies.

•	Assessing expedited paths to market, including opportunities to proceed without randomized clinical trials prior to market entry.

•	Advancing clinical pharmacology studies to support registration and making manufacturing investments to prepare for approval.

•	Strengthening company functions needed to support an expedited development and launch plan.

“We have a number of important clinical and data milestones on the horizon in 2016, including reporting interim findings from our five-arm phase 2 study of tazemetostat in patients with NHL in the middle of this year,” said Peter Ho, M.D., Ph.D., Chief Medical Officer. “The study is enrolling patients ahead of our expectations, and we look forward to assessing the data mid-year and with sufficient evidence of activity, we intend to move quickly into discussions with regulatory authorities to establish the path forward in each subtype of NHL.”

Maximizing Tazemetostat Potential

In parallel to the accelerated development efforts for tazemetostat, Epizyme is working to expand the future utility of tazemetostat for a broad range of patients and physicians. Company activities to enable this include:

•	Exploring the potential of tazemetostat in front-line NHL by initiating a phase 1b/2 clinical trial of tazemetostat in combination with the current standard of care, R-CHOP. This study is expected to initiate in the second quarter of 2016.

•	Evaluating the additional potential of tazemetostat to enhance the clinical activity of immuno-oncology therapies by combining with an anti-PD1 or PDL-1 agent. Preclinical studies in the field show that EZH2 inhibitors, including tazemetostat, may potentially prime tumor cells and the microenvironment for synergy with immune checkpoint inhibitors. We plan to enter into a collaboration with a partner for this phase 1b combination study in the second quarter of 2016, and initiate the study in mid-year.

•	Identifying new indications where tazemetostat may provide benefit and initiating clinical development in five new indications over the next five years. The first of these is BAP1 loss-of-function mesothelioma, which will enter clinical development in the third quarter of 2016.

•	Acting rapidly to initiate proof-of-concept studies where there is strong preclinical evidence of tumor sensitivity to EZH2 inhibition in a clearly defined patient population.

•	Continuing to invest in academic collaborations to evaluate the role of tazemetostat in new preclinical models.

Pipeline Growth and Scientific Leadership

Epizyme’s scientific expertise has led the company to expand its efforts to encompass histone methyltransferases (HMTs), as well as other chromatin modifying proteins (CMPs), which are implicated in multiple forms of hematological malignancies, solid tumors and other serious illnesses.

“Epizyme’s leadership in the areas of epigenetics and chromatin modification is the foundation of our long-term growth,” said Robert Copeland, Ph.D., President of Research and Chief Scientific Officer. “We have demonstrated that our discovery platform can rapidly identify important therapeutic targets and effectively create small molecule drug candidates against those targets. We believe we have many opportunities to replicate the success we’ve seen with tazemetostat as we go forward.”

To enable Epizyme’s long-term growth, the company plans to:

•	Build on the significant anti-tumor potential of histone methyltransferase inhibition and chromatin modifying protein inhibition by investing in the continued expansion and utilization of its proprietary platform to develop a pipeline of HMT and other CMP inhibitors.

•	Identify the most attractive targets for program development by utilizing CRISPR-based screening methodology to pinpoint targets where there is a clear signal for activity in specific tumor types.

•	Develop small molecule inhibitors against five novel targets identified by Epizyme that the company has designated as priority programs. These efforts are underway along with preclinical drug discovery to evaluate their viability as future clinical programs.

•	Initiate clinical development of at least three new small molecule oncology programs by 2020.

•	Retain rights to its wholly owned programs in the U.S., as well in certain foreign areas as part of potential future partnerships.

•	Evaluate potential new platform and program partnering opportunities both within and outside of oncology that might benefit from having a strategic partner, and provide additional downstream value-creation.

Summary

Bazemore concluded: “We are confident that we will continue to achieve great things to bring value for patients and our stakeholders. We have significant assets in tazemetostat, our early-stage pipeline, and our scientific platform, and following our financing in January, we have the resources to maximize their value through key milestones. In short, we have a clear strategy and are in a strong position to accomplish our goal.”

About Tazemetostat

Epizyme is developing tazemetostat for the treatment of patients with non-Hodgkin lymphoma and for patients with certain genetically defined solid tumors. Tazemetostat is a first-in-class small molecule inhibitor of EZH2 created by Epizyme using its proprietary product platform. In some human cancers, aberrant EZH2 enzyme activity results in dysregulation of genes that control cell proliferation resulting in the rapid and unconstrained growth of tumor cells. Tazemetostat is the WHO International Non-Proprietary Name (INN) for compound EPZ-6438.

Additional information about tazemetostat, including clinical trial information, can be found here.

About Epizyme, Inc.

Epizyme, Inc. is a clinical-stage biopharmaceutical company creating novel epigenetic therapeutics for cancer patients. Epizyme has built a proprietary product platform that the Company uses to create small molecule inhibitors of chromatin modifying proteins (CMPs), such as histone methyltransferases or HMTs. CMPs are part of the system of gene regulation, referred to as epigenetics, that controls gene expression. Genetic alterations can result in changes to the activity of CMPs, making them oncogenic (cancer-causing). By focusing on the genetic drivers of cancers, Epizyme’s targeted science seeks to match the right medicines with the right patients.

For more information, visit www.epizyme.com and connect with us on Twitter at @EpizymeRx.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in drug discovery and the initiation of future clinical studies or expansion of ongoing clinical studies; availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; development progress of the Company’s companion diagnostics, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and to achieve the goals set forth in this release; whether orphan drug designation will lead to orphan drug exclusivity or the other potential benefits of orphan drug designation for which we are eligible; other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates or companion diagnostics or our ability to transition to a commercial-stage enterprise; and other factors discussed in the “Risk Factors” sections of the Company’s Form 10-K filed with the SEC on March 9, 2016 and in the Company’s other filings from time to time with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investors:

Epizyme, Inc., Investor Relations and Corporate Communications

Rebecca Cohen, 617-401-0722

rcohen@epizyme.com

Media:

Scient Public Relations

Michael Lampe, 484-575-5040

michael@scientpr.com

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